UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2011

Cole Credit Property Trust II, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51963	20-1676382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2555 East Camelback Road, Suite 400, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Share Redemption Program

The Board of Directors of Cole Credit Property Trust II, Inc. (the “Company”) approved an amendment to the share redemption program that adjusted the minimum number of shares that may be presented for redemption.  Effective June 27, 2011 (the “Effective Date”), stockholders who have held their shares for at least one year may present all, or a portion consisting of at least the lesser of (1) 25% of the holder’s shares, or (2) a number of shares with an aggregate redemption price of at least $2,500, to the Company for redemption at any time, subject to the conditions and limitations of the program.  Prior to the Effective Date, a stockholder presenting a portion of the holder’s shares for redemption will be required to present a portion consisting of at least 25% of the holder’s shares.  A copy of the Company’s share redemption program, as amended, is attached as Exhibit 99.1.

Distributions

The Board of Directors of the Company has authorized a daily distribution, based on 365 days in the calendar year, of $0.001712523 per share for stockholders of record as of the close of business on each day of the period commencing on July 1, 2011 and ending on September 30, 2011.  This daily distribution equates to an annualized return of approximately 6.25%, based on the original offering price of $10.00 per share, and an annualized return of approximately 7.76%, based on the most recent estimate of the value of the Company’s shares of $8.05 per share.

The payment date for each of the daily distributions of the period commencing on July 1, 2011 and ending on July 31, 2011 will be in August 2011.  The payment date for each of the daily distributions of the period commencing on August 1, 2011 and ending on August 31, 2011 will be in September 2011. The payment date for each of the daily distributions of the period commencing on September 1, 2011 and ending on September 30, 2011 will be in October 2011.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

99.1 Share Redemption Program

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 12, 2011	COLE CREDIT PROPERTY TRUST II, INC.
	By:	/s/ Simon J. Misselbrook
	Name:	Simon J. Misselbrook
	Title:	Vice President of Accounting Principal Accounting Officer